Brady Corporation F’20 Q4 Financial Results September 16, 2020

Forward-Looking Statements 2 In this presentation, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations. The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project,” “continue” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: adverse impacts of the novel coronavirus (“COVID-19”) pandemic or other pandemics; decreased demand for our products; our ability to compete effectively or to successfully execute our strategy; Brady’s ability to develop technologically advanced products that meet customer demands; raw material and other cost increases; difficulties in protecting our websites, networks, and systems against security breaches; extensive regulations by U.S. and non-U.S. governmental and self-regulatory entities; risks associated with the loss of key employees; divestitures and contingent liabilities from divestitures; Brady’s ability to properly identify, integrate, and grow acquired companies; litigation, including product liability claims; foreign currency fluctuations; potential write-offs of Brady’s goodwill and other intangible assets; changes in tax legislation and tax rates; differing interests of voting and non-voting shareholders; numerous other matters of national, regional and global scale, including major public health issues and those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2020. These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.

Managing Through the Pandemic 3 Managing Through the Pandemic • Thank you to all of the Brady employees and front-line workers. • Brady’s products are helping in the fight of COVID-19. • Workplace Safety business is growing and expanding its customer base. Brady is financially strong. Strategies to Thrive: • Provide high-quality products that are in demand and expand customer base. • Invest in growth. • Drive sustainable efficiencies and automation. • Consistent capital allocation philosophies.

Q4 F’20 Financial Summary 4 • Sales were $251.7M in Q4 of F’20 compared with $295.3M in Q4 of F’19. – Organic sales declined 13.7%. – Foreign currency translation decreased sales 1.0%. • Gross profit margin of 47.1% in Q4 of F’20 compared with 49.6% in Q4 of F’19. • SG&A expense of $75.9M (30.2% of sales) in Q4 of F’20 compared with $89.1M (30.2% of sales) in Q4 of F’19. • R&D expense of $9.4M (3.7% of sales) in Q4 of F’20 compared with $11.3M (3.8% of sales) in Q4 of F’19. • Income before income taxes and losses of unconsolidated affiliate decreased 26.0% to $34.9M in Q4 of F’20 compared with $47.1M in Q4 of F’19. • Net income per Class A Diluted Nonvoting Common Share decreased 22.1% to $0.53 in Q4 of F’20 compared with $0.68 in Q4 of F’19.

Sales Overview 5 SALES (millions of USD) $298 $297 $293 $295 $300 $290 $288 $290 $287 $282 $277 $275 $266 $252 $250 $225 $200 Q1 F'18 Q2 F'18 Q3 F'18 Q4 F'18 Q1 F'19 Q2 F'19 Q3 F'19 Q4 F'19 Q1 F'20 Q2 F'20 Q3 F'20 Q4 F'20 Organic Sales 1.7% 3.2% 3.2% 2.5% 4.7% 2.3% 2.4% 1.7% (0.4%) (1.2%) (6.0%) (13.7%) Q4 F’20 SALES: Q4 F’20 SALES COMMENTARY: • 13.7% organic sales decline: • Workplace Safety – Organic sales growth was relatively consistent throughout the quarter and driven • ID Solutions – Organic sales decline of 21.7%. by the sale of products directly supporting the fight of Covid-19. • Workplace Safety – Organic sales growth of 10.8%. • ID Solutions – Organic sales trends improved as we progressed throughout the quarter. • 1.0% decrease due to foreign currency translation.

Gross Profit Margin 6 GROSS PROFIT & GPM% (millions of USD) 50.6% 50.3% 50.3% 50.3% 49.9% 50.0% 49.6% 49.5% 49.6% $151 49.3% 50% 48.7% $147 $150 $146 $147 $146 $147 $144 47.1% $140 $141 $139 $130 45% $125 $119 $100 40% Q1 F'18 Q2 F'18 Q3 F'18 Q4 F'18 Q1 F'19 Q2 F'19 Q3 F'19 Q4 F'19 Q1 F'20 Q2 F'20 Q3 F'20 Q4 F'20 Q4 F’20 – GROSS PROFIT MARGIN: • Gross profit margin of 47.1% compared to 49.6% in Q4 of F’19. • We continue to invest in automation and manufacturing efficiencies. • Gross profit margin was impacted by reduced sales volumes, product mix, and costs to right-size our cost structure.

SG&A Expense 7 SG&A EXPENSE AND SG&A EXPENSE AS A % of SALES (millions of USD) 34.5% $110 33.9% 34.1% 35% 32.3% 32.8% 32.7% $102 31.6% 31.3% $100 30.6% 31.2% $100 $98 30.2% 30.2% $95 $95 30% $93 $91 $89 $90 $90 $87 $83 25% $80 $76 $70 20% Q1 F'18 Q2 F'18 Q3 F'18 Q4 F'18 Q1 F'19 Q2 F'19 Q3 F'19 Q4 F'19 Q1 F'20 Q2 F'20 Q3 F'20 Q4 F'20 Q4 F’20 – SG&A EXPENSE: • The $13.2M reduction in SG&A expense compared to Q4 of F’19 was a combination of ongoing benefits from efficiency actions combined with a reduction in discretionary spend. • Reduced incentive-based compensation effectively offset incremental charges such as severance and the write-off of previously capitalized catalog costs.

R&D Expense 8 R&D EXPENSE AND R&D EXPENSE AS A % of SALES (millions of USD) $14.0 3.9% 3.9% 3.9% 3.9% 3.9% 3.9% 4.0% 3.8% 3.8% 3.8% 3.7% 3.6% 3.7% $12.0 $11.7 $11.7 $11.3 $11.3 $11.4 $11.3 $11.1 $11.0 $10.5 $10.5 3.5% $9.8 $10.0 $9.4 3.0% $8.0 $6.0 2.5% Q1 F'18 Q2 F'18 Q3 F'18 Q4 F'18 Q1 F'19 Q2 F'19 Q3 F'19 Q4 F'19 Q1 F'20 Q2 F'20 Q3 F'20 Q4 F'20 Q4INCREASING F’20 – R&D OUR EXPENSE: INVESTMENT IN RESEARCH & DEVELOPMENT: • We continue to invest in R&D to drive future organic sales growth. • Solid new product pipeline. • Focused on ensuring our R&D spend is both efficient and effective.

Income Before Income Taxes 9 INCOME BEFORE INCOME TAXES AND LOSSES IN UNCONSOLIDATED AFFILIATE (millions of USD) $50 $47.1 $45.2 $41.6 $42.4 $39.9 $41.0 $40 $37.0 $36.7 $34.8 $35.0 $34.9 $30 $22.2 $20 $10 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 F'18 F'18 F'18 F'18 F'19 F'19 F'19 F'19 F'20 F'20 F'20 F'20 Year on Year Growth 12.2% 20.4% 20.7% 26.0% 14.8% 4.8% 10.8% 4.1% 4.2% 15.4% (45.9%) (26.0%) Q4 F’20 - INCOME BEFORE INCOME TAXES AND LOSSES IN UNCONSOLIDATED AFFILIATE: • Income before income taxes and losses in unconsolidated affiliate declined 26.0% to $34.9M in Q4 of F’20 compared to $47.1M in Q4 of F’19. • Income before income taxes in Q3 F’20 was negatively impacted by $13.8M of non-cash impairment charges.

Net Income & Diluted EPS 10 NET INCOME PER CLASS A DILUTED SHARE NET INCOME (millions of USD) $0.70 $0.66 $0.68 $0.65 $40 $36.6 $37.5 $0.62 $35.0 $34.8 $0.60 $0.58 $33.6 $0.55 $0.53 $30.6 $0.49 $0.49 $29.2 $27.7 $30 $25.8 $26.0 $0.40 $20 $0.26 $13.6 $0.20 $10 $0.08 $4.3 $0.00 $0 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 F'18 F'18 F'18 F'18 F'19 F'19 F'19 F'19 F'20 F'20 F'20 F'20 F'18 F'18 F'18 F'18 F'19 F'19 F'19 F'19 F'20 F'20 F'20 F'20 Q4 F’20 – NET INCOME & DILUTED EPS: • Net income decreased 24.4% to $27.7M in Q4 of F’20 compared to $36.6M in Q4 of F’19. • Diluted EPS decreased 22.1% to $0.53 in Q4 of F’20 compared to $0.68 in Q4 of F’19. • Net income and diluted EPS in Q3 of F’20 were negatively impacted by $13.8M of impairment charges ($11.1M after tax) and a higher-than-normal tax rate of 38.5% primarily due to an increase in valuation allowances against foreign tax credit carryforwards.

11

Cash Generation & Uses

CASH FLOW FROM OPERATING ACTIVITIES (millions of USD)


$60
$40
$20
$0
$34.7
$7.7
$46.8
$53.8
$18.8
$25.4
$52.7
$65.3
$38.8
$14.3
$42.8
$45.1
Q1 F'18
Q2 F'18
Q3 F'18
Q4 F'18
Q1 F'19
Q2 F'19
Q3 F'19
Q4 F'19
Q1 F'20
Q2 F'20
Q3 F'20
Q4 F'20

CASH FLOWS IN Q4 OF F'20:

- Cash flow from operating activities was $45.1M in Q4 of F'20 compared to $65.3M in Q4 of F'19.
- Cash flow from operating activities was significantly in excess of net earnings during the quarter ended July 31, 2020.
- Free cash flow* was $39.4M in Q4 of F'20 compared to $50.0M in Q4 of F'19.
- Cash flow from operating activities was $141.0M for the year ended July 31, 2020, which was 125% of net income.

(millions of USD)	3 Mos. Ended July 31, 2020	3 Mos. Ended July 31, 2019	12 Mos. Ended July 31, 2020	Ended July 31, 2019
Cash Balance - Beginning of Period	**$ 238.8**	**$ 238.4**	**$ 279.1**	**$ 181.4**
Cash Flow from Operating Activities	45.1	65.3	141.0	162.2
Capital Expenditures	(5.7)	(15.3)	(27.3)	(32.8)
Dividends	(11.3)	(11.2)	(45.8)	(44.7)
Share Repurchases	(0.4)	-	(64.5)	(3.2)
Repayment of debt	(49.8)	-	(49.8)	-
Effect of Exchange Rates on Cash	6.3	(0.2)	(2.8)	(2.5)
Other	(5.4)	2.1	(12.3)	18.7
Cash Balance - End of Period	**$ 217.6**	**$ 279.1**	**$ 217.6**	**$ 279.1**

* Free Cash Flow is calculated as Net Cash Provided by Operating Activities less Capital Expenditures.

BRADY

Net Cash 12 NET CASH (millions of USD) $300 $250 $245 $240 $229 $218 $200 $188 $190 $151 $150 $138 $129 $100 $73 $48 $50 $44 $0 Q1 F'18 Q2 F'18 Q3 F'18 Q4 F'18 Q1 F'19 Q2 F'19 Q3 F'19 Q4 F'19 Q1 F'20 Q2 F'20 Q3 F'20 Q4 F'20 STRONG BALANCE SHEET: • July 31, 2020 cash = $217.6M. • Approximately $69M of our cash is held in the United States. • Balance sheet provides flexibility for future investments. • Brady has no outstanding debt.

F’20 Financial Summary 13 Year Ended July 31, 2020 2019 Change Sales $ 1,081.3 $ 1,160.6 Organic Sales (Decline) Growth (5.4%) 2.8% Gross Margin 528.6 578.7 % of Sales 48.9% 49.9% Research and Development (40.7) (45.2) - 10.0% Selling, General and Administrative (336.1) (371.1) - 9.4% % of Sales 31.1% 32.0% Impairment Charges (13.8) - Operating Income 138.0 162.4 - 15.0% Other Income (Expense) 2.9 2.2 Income Before Income Taxes and Losses of Unconsolidated Affiliate $ 140.9 $ 164.6 - 14.4% Net Cash Position $ 217.6 $ 228.9

Identification Solutions 14 Q4 F’20 vs. Q4 F’19 (millions of USD) Q4 F’20 SUMMARY: • Revenues declined - (22.8%): Q4 F’20 Q4 F’19 Change • Organic = - (21.7%). Sales $ 171.2 $ 221.8 - 22.8% • Fx = - (1.1%). Segment Profit 31.1 45.6 - 31.8% • Organic sales decreased due to an overall slowdown in global economic activity. Segment Profit % 18.2% 20.6% - 240 bps • Certain expenses were incurred, including severance and facility closure costs, in response to reduced sales levels. These incremental costs were offset by reduced incentive-based compensation. SALES & SEGMENT PROFIT % (millions of USD) • Segment profit as a percent of sales decreased due 22% $300 21% to reduced sales volumes. 20% 20% 20% 19% 19% 19% 18% 18% 18% $250 $218 $222 16% $209 $214 $215 OUTLOOK: $205 $200 $193 14% • Organic sales improved sequentially as we $171 12% progressed throughout the quarter ended July 31, $150 10% 2020. 8% • We expect sales volumes to continue to improve sequentially but to remain below prior year levels in $100 6% the first half of Q1 of F’21. Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 F'19 F'19 F'19 F'19 F'20 F'20 F'20 F'20 • We lack visibility beyond the first half of Q1 of F’21.

Workplace Safety 15 Q4 F’20 vs. Q4 F’19 (millions of USD) Q4 F’20 SUMMARY: • Revenues increased + 9.7%: Q4 F’20 Q4 F’19 Change • Organic = + 10.8%. Sales $ 80.6 $ 73.5 + 9.7% • Fx = - (1.1%). Segment Profit 6.0 6.7 - 10.4% • Organic sales increased due to increased sales of products directly related to the fight of the Covid-19 Segment Profit % 7.5% 9.2% - 170 bps pandemic. • WPS incurred severance charges, write-offs of previously capitalized catalog costs, and certain inventory write-downs in Q4. SALES & SEGMENT PROFIT % (millions of USD) • Segment profit as a percent of sales decreased due 9% 10% to approximately $4.0M of one-off expenses incurred 8% in Q4. $100 7% 7% 8% 7% 8% 6% 6% 6% $81 OUTLOOK: $75 $76 $73 $75 $73 $73 $72 $71 4% • After adjusting for working days, organic sales growth was relatively steady throughout Q4 of F’20. 2% • We anticipate revenue growth to continue through at least the first half of Q1 of F’21. $50 0% • We lack visibility beyond the first half of Q1 of F’21. Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 F'19 F'19 F'19 F'19 F'20 F'20 F'20 F'20

Investor Relations 16 Brady Contact: Ann Thornton Investor Relations 414-438-6887 Ann_Thornton@bradycorp.com See our web site at www.bradycorp.com